THE BANK OF
NEW YORK

NEW YORKS FIRST BANK
FOUNDED 1784 BY ALEXANDER
HAMILTON
101 BARCLAY STREET,
NEW YORK, N.Y. 10286

AMERICAN DEPOSITARY RECEIPTS

August 31, 2005

Securities and exchange
Commission
450 Fifth Street, NW
Washington, DC 20549
Attn.: Document Control

RE:American Depositary Shares
evidenced by the American
Depositary Receipts for Ordinary
Shares, nominal value of HUF
1000 each of NORTH AMERI
CAN BUS INDUSTRIES RT
(File No. 333-9814)

Ladies and Gentlemen:
Pursuant to Rule 424(b)(3)
under the Securities Act
of 1933, as amended, on
behalf of The Bank of
New York, as Depositary
for securities against which
American Depositary Receipts
(ADRs) are to be issued, we
attach a copy of the new
prospectus (Prospectus)
reflecting the change in
the nominal value of the
ordinary shares of North
American Bus Industrie
(the Company).
As required by Rule 424(e),
the upper right hand corner of
the Prospectus cover page has
a reference to Rule 424(b)(3)
and to the file number of the
registration statement to
which the Prospectus relates.

Pursuant to Section III
B of the General
Instructions to the Form
F-6 Registration Statement,
the Prospectus consists
of the ADR certificate for
North American Bus Industries.
The Prospectus has been
revised to reflect the new
nominal value, and has been
overstamped with:

Effective September 2, 2005,
the nominal value of the Companys
Ordinary Shares will be changed
from HUF 1000 each to HUF 112 each.

lease contact me with any questions
or comments at (954) 255-5137.
By: SAMMY PEERMAL
Name:	Sammy Peermal
Title: Vice President
Encl.


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